EXHIBIT 99.1

                              CASEY CONTAINER CORP.

                              A Nevada Corporation
                            7255 E. San Alfredo Drive
                              Scottsdale, AZ 85258
                                Tel. 602-819-4181

January 31, 2012

Mr. Denis M. Leonard
Crown Hospitality Group, LLC
812 E. Woodland Road
Schaumburg, Illinois 60173

Re: July 1, 2001 Funding Agreement between Casey Container Corp. ("Casey") and Crown Hospitality Group, LLC ("Crown") as Amended July 31, 2011

Dear Mr. Leonard:

Based upon conversations between Casey and Crown and in accordance with Section 4.8, Notices, of the Funding Agreement dated July 1, 2011, amended July 31, 2011, the parties hereby agree to modify the financial terms and due dates of the tranches per Exhibit A of the Funding Agreement. Crown agrees the entire cash equity investment of $4 million will be funded by February 29, 2012. Upon receipt of the $4 million, Casey will issue 60,790,001 shares of restricted Common shares within seven (7) business days of receipt of the entire $4 million funding in accordance with the Funding Agreement, as Amended July 31, 2011.

The parties further agree to modifications to the "Recitals", "Article I,
Section 1.1", "Article II, Section 2.1," "Exhibit A" of the Funding Agreement and "Article IV, Section 4.11" to provide for (1) Crown to be substituted by its related party Crown Endeavors Global Limited ("CEG Fund"), a United Kingdom company, (2) the funding to be accelerated and (3) a 10% finders' and investment advisory fee of $400,000, to be paid within ten (10) business days after receipt by Casey of the $4 million, to RCG Investments, LLC, 900 Jorie Boulevard, Suite 145, Oakbrook, Illinois 60523.

CROWN HOSPITALITY GROUP, LLC


By /s/ Denis M Leonard                                    Dated January 31, 2012
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   Denis M. Leonard, Managing Member

CASEY CONTAINER CORP.


By /s/ Martin R Nason                                     Dated January 31, 2012
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   Martin R. Nason, President and CEO